UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2019 (November 4, 2019)

KAMAN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2019 (the “Original Form 8-K”) is being filed solely to report that on December 26, 2019, Kaman Aerospace Group, Inc. (“Kaman Aerospace”), a wholly-owned subsidiary of Kaman Corporation, a Connecticut corporation (the “Company”), entered into the First Amendment (the “Amendment”) to the Securities and Asset Purchase Agreement (the “Purchase Agreement”) with Peter J. Balsells, in his capacity as trustee of The Balsells Family Trust Dated October 1, 1985 - Trust A, as Wholly Amended And Restated June 5, 2019 (the “BF Trust”), 19650 Pauling, LLC, a California limited liability company (the “California Owned Real Property Seller”), Pauling Properties LLC, a California limited liability company (the “Colorado Owned Real Property Seller”), Bal Seal Engineering, Inc., a California corporation (“Bal Seal”), and the Company (solely in its capacity as guarantor of the obligations of Kaman Aerospace), filed as Exhibit 2.1 hereto, and to update the anticipated closing date of the transactions contemplated by the Purchase Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2019, Kaman Aerospace entered into the Purchase Agreement with the BF Trust, the California Owned Real Property Seller, the Colorado Owned Real Property Seller, Bal Seal, and the Company (solely in its capacity as guarantor of the obligations of Kaman Aerospace). The Company reported on the Original Form 8-K that the closing of the transactions contemplated by the Purchase Agreement was expected to occur by the end of the year.

On December 26, 2019, the parties to the Purchase Agreement entered into the Amendment. The Amendment provides, among other things, that (i) the transactions contemplated by the Purchase Agreement will close on January 3, 2020; provided that certain conditions to the obligations of the parties have been satisfied or lawfully waived, and (ii) following such closing, Kaman Aerospace will make an aggregate contribution of $1,000,000 in cash in the name of Peter J. Balsells to certain institutions, as directed in writing by the BF Trust.

Except as provided in the Amendment, all the provisions of the Purchase Agreement will remain in full force and effect and unchanged. If any provision of the Amendment conflicts with the Purchase Agreement, the provisions of the Amendment will control.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1

First Amendment to Securities and Asset Purchase Agreement, dated as of December 26, 2019, by and among Kaman Aerospace Group, Inc., Kaman Corporation, as guarantor, Peter J. Balsells, in his capacity as trustee of The Balsells Family Trust Dated October 1, 1985 - Trust A, as Wholly Amended And Restated June 5, 2019, 1950 Pauling, LLC, Pauling Properties LLC and Bal Seal Engineering, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2019	KAMAN CORPORATION

	By:	/s/ Shawn G. Lisle
	Name:	Shawn G. Lisle
	Title:	Senior Vice President and General Counsel